UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2022, Arcimoto, Inc. (the “Company”) entered into a Convertible Promissory Note (“Note”) with Ducera Investments LLC (“Holder”) whereby the Company will borrow Four and One Half Million Dollars ($4,500,000) at ten percent (10%) per annum interest, compounded quarterly, for a term of five (5) years. Subject to certain conditions, the interest accrues as additional principal on the Note. The Note is an unsecured obligation of the Company. Josh Scherer is a member of Ducera Investments LLC – 2022 Series A, the Holder of the Note, and a member of the Company’s Board of Directors.

The Holder may, at its election, convert the principal plus then-accrued interest into Company common stock at $7.00 per share, upon notice to the Company.

The Company may, at its election, convert the Note to shares of common stock at $7.00 per share provided that the Company’s common stock closes for thirty consecutive days at a price required to provide the Holder with shares having a market value of at least 4.5 times the initial principal amount of Four and One Half Million Dollars ($4,500,000).

If neither party has previously converted the Note, then on maturity the outstanding principal plus accrued interest on the Note shall convert into shares of common stock at the lesser of (i) the Conversion Price (initially $7.00) and (ii) the greater of (x) the per share price required to provide the Holder with shares having a market value of at least 4.0 times the Initial Principal Amount ($4,500,000) upon conversion based on the 10-day volume weighted average price of the Common Stock for the 10-days immediately prior to, but excluding, the Maturity Date and (y) $4.33 (the “Floor Conversion Price”). In the event that the Notes are converted at the Floor Conversion Price, the Company shall also pay to the Holder on the Maturity Date a cash payment equal to (x) the principal amount of the Note at the Maturity Date minus (y) the Converted Equity Market Value (as defined below) divided by four (4).

“Converted Equity Market Value” shall mean the value of the shares of Common Stock delivered to the Holder based on a share price equal to the lower of: (i) 10-day volume weighted average price of the Common Stock for the 10-days immediately prior to, but excluding, the Maturity Date and (ii) the Closing Share Price on the day immediately prior to the Maturity Date.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note, Dated April 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: April 26, 2022	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

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